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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2024

GENERATION INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	401 East Jackson Street, Suite 3300 Tampa, Florida	33602
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813)-448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On July 3, 2024, Generation Income Properties Inc. (the “Company”) issued a press release entitled “Generation Income Properties Provides Quarterly Update to Shareholders” which sets forth disclosure regarding our announcement to take steps to further strengthen the company’s financial position by suspending the Company’s dividend. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being "furnished" and shall not be deemed "filed" for purposes of, or otherwise subject to, liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.

The Board of Directors of the Company has determined it is the in the best interests of the Company and its shareholders to suspend the Company’s dividend, commencing with the monthly dividends that would have been paid in July 2024, as we project that the Company has already met its 2024 dividend distribution requirement. This action is expected to improve our cash position on a go-forward basis. These dividend changes will allow us to retain approximately $1.27 million of cash in the third and fourth quarters of 2024. While it is not anticipated that any dividend distributions will be required this year in order to maintain our status as a REIT, if any such dividends are required, we expect to make the required distributions in a timely manner in order to maintain REIT status.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 3, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. The words “believe,” “intend,” “expect,” “plan,” “project,” “estimate,” “should,” “will,” “would,” and similar expressions, and all statements that are not historical fact, are intended to identify forward-looking statements. In particular, statements pertaining to our dividend rate and policy, growth potential, portfolio performance, capital resources and liquidity, acquisition opportunities and realization of expected benefits, ability to refinance our indebtedness and anticipated market conditions are forward-looking statements. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties, many of which are beyond management’s control, that could cause actual results to differ materially from those stated or implied by such forward-looking statements, including risks relating to general economic conditions, market conditions, interest rates, and other factors detailed from time to time in the reports we file with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as subsequent filings on Form 10-Q and on Form 8-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date: July 3, 2024	By:	/s/ David Sobelman
David Sobelman
Chief Executive Officer